UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2006

SEMITOOL, INC.
(Exact name of registrant as specified in its charter)

Montana	0-25424	81-0384392
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

655 West Reserve Drive Kalispell, Montana	59901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (406) 752-2107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On December 29, 2006, Semitool, Inc. (the “Company”) executed a Term Loan Agreement (the “Loan Agreement”) with First Interstate Bank (the “Lender”) for a ten-year term loan facility (the “Loan”) in the amount of $4,900,000. The Loan is made under the State of Montana Board of Investments (the “Board”) value-added loan program. The Loan Agreement finances certain improvements and equipment at the Company’s satellite manufacturing facilities (the “Birch Grove Facilities”) located near Kalispell, Montana and grants the Lender a first lien position on the real property, equipment, and fixtures located at the Birch Grove Facilities. The Board holds a 75% participation in the Loan. Based on the creation of jobs at the Birch Grove Facility, the anticipated interest rate on the Board’s participation will be 2.5% for the first five years and 6.5% for the second five years. The interest rate on the Lender’s 25% participation is 7.750%. There are no prepayment penalties under the Loan.

Item 9.01   Financial Statements and Exhibits.

      (d)  Exhibits:

            Exhibit No.    Description

            Exhibit 10.8   Term Loan Agreement dated December 29, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 3, 2007	SEMITOOL, INC. (Registrant) By: /s/Larry A. Viano —————————————— Larry A. Viano Chief Financial Officer